UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2016

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:  (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

PTC Therapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 10, 2016. The final results for the votes regarding each proposal are set forth below.

The stockholders of the Company elected four Class III directors to hold office until the Company’s 2019 annual meeting of stockholders and until their successors are duly elected and qualified as follows:

Director	For	Withheld	Broker Non-Votes
Allan Jacobson, Ph.D.	21,445,240	646,548	5,907,007
C. Geoffrey McDonough, M.D.	10,565,020	11,526,768	5,907,007
David P. Southwell	18,687,570	3,404,218	5,907,007
Dawn Svoronos	21,930,845	160,943	5,907,007

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved by the Company’s stockholders with 27,912,333 votes “For,” 56,948 votes “Against,” and 29,514 votes “Abstained.”

The advisory vote to approve named executive officer compensation was approved by the Company’s stockholders with 19,900,217 votes “For,” 2,120,804 votes “Against,” and 70,767 votes “Abstained,” and 5,907,007 broker non-votes.

The advisory vote to determine whether the stockholder vote on named executive officer compensation will occur every 1, 2, or 3 years, every 1 year was approved with 19,891,397 votes for every “1 year,” 193,476 votes for every” 2 years,” 1,958,952 votes for every “3 years,” and 47,963 votes “Abstained.”

The 2016 Employee Stock Purchase Plan was approved by the stockholders with 21,995,709 votes “For,” 79,627 votes “Against,” 16,452 votes “Abstained,” and 5,907,007 broker non-votes.

The stockholder resolution concerning the adoption by the Company’s Board of Directors and submission to stockholders of a ‘proxy access’ bylaw was approved by the stockholders with 18,702,947 votes “For,” 3,355,917 votes “Against,” 32,924 votes “Abstained,” and 5,907,007 broker non-votes.

Consistent with the voting results on frequency of the stockholder advisory vote on executive compensation, the Board of Directors has determined that the Company will hold an annual advisory vote on the compensation of its named executive officers until the next required vote on the frequency of stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC THERAPEUTICS, INC.

/s/ Shane Kovacs
By:	Shane Kovacs
Chief Financial Officer

Date: June 13, 2016